Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-219135 on Form S-4 of our report  dated February, 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Sinclair Broadcast Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
August 15, 2017